Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces Stockholder Approval of Merger Agreement

LITTLETON, MA—(MARKET WIRE)—May 29, 2015 — Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading omni-channel retailer of equestrian products, today reported that Company stockholders overwhelmingly approved its planned merger with an affiliate of Webster Capital. Pursuant to the merger agreement, a company formed by Webster Capital will acquire all of the outstanding shares of Dover common stock for $8.50 per share in cash and take Dover private.

Stephen Day, president and CEO, reported: “We are delighted that 99% of the shares voted have approved the merger at our 2015 Annual Meeting. Our stockholders have spoken with one clear voice that this transaction achieves the corporate goal of maximizing shareholder value, and is in the best interests of the Company and its stockholders.”

The Company expects to complete the merger following termination of outstanding litigation against the merger and the fulfillment of the other conditions of the merger.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking information and statements are or may be based on estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to satisfy any of the other closing conditions, (3) the risks related to the financing arrangements entered into in connection with the Merger Agreement, (4) the risks related to disruption of management’s attention from Registrant’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of Registrant to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) Registrant’s ability to effectively manage its growth and operations, and (8) changes in the legal or regulatory environment. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.